Exhibit H(1)

EXPENSE LIMITATION AGREEMENT

This EXPENSE LIMITATION AGREEMENT (the “Agreement”) is between Massachusetts Mutual Life Insurance Company, a Massachusetts corporation (the “Manager”), and MassMutual Select Funds, a Massachusetts business trust (the “Trust”), effective as of the 31st day of March, 2006.

WHEREAS, the Trust is an open-end diversified management investment company registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, as amended;

WHEREAS, MassMutual Select Strategic Bond Fund, MassMutual Select Strategic Balanced Fund, MassMutual Select Indexed Equity Fund, MassMutual Select Core Opportunities Fund, MassMutual Select Small Cap Value Equity Fund, MassMutual Select Small Cap Core Equity Fund, MassMutual Select Overseas Fund, MassMutual Select Destination Retirement Income Fund, MassMutual Select Destination Retirement 2010 Fund, MassMutual Select Destination Retirement 2020 Fund, MassMutual Select Destination Retirement 2030 Fund and MassMutual Select Destination Retirement 2040 Fund (the “Funds”) are each a series of the Trust;

WHEREAS, the Manager is an investment adviser registered with the Commission as such under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Trust has appointed the Manager as its investment manager for the Funds and the Manager has agreed to act in such capacity upon the terms set forth in the relevant Investment Management Agreements;

NOW THEREFORE, the Trust and the Manager hereby agree as follows:

1. Expense Limitation

The Manager agrees to expense waivers and/or cap the fees and expenses of each Fund (other than extraordinary litigation and legal expenses, or other non-recurring or unusual expenses) at the following amounts through March 31, 2007. This agreement cannot be terminated unilaterally by the Manager.

MassMutual Select Strategic Bond Fund

Expense Cap
Class S shares	.70%
Class Y shares	.75%
Class L shares	.75%
Class A shares	1.00%
Class N shares	1.30%

MassMutual Select Strategic Balanced Fund

Expense Cap
Class S shares	.76%
Class Y shares	.81%
Class L shares	.96%
Class A shares	1.21%
Class N shares	1.51%

MassMutual Select Destination Retirement Income Fund

Expense Cap
Class S shares	.12%
Class Y shares	.15%
Class L shares	.25%
Class A shares	.50%
Class N shares	.80%

MassMutual Select Destination Retirement 2010 Fund

MassMutual Select Destination Retirement 2020 Fund

MassMutual Select Destination Retirement 2030 Fund

MassMutual Select Destination Retirement 2040 Fund

Expense Cap
Class S shares	.10%
Class Y shares	.15%
Class L shares	.25%
Class A shares	.50%
Class N shares	.80%

MassMutual Select Core Opportunities Fund

Expense Cap
Class S shares	.90%
Class Y shares	.95%
Class L shares	1.10%
Class A shares	1.35%
Class N shares	1.65%

MassMutual Select Small Cap Value Equity Fund

Expense Cap
Class S shares	.95%
Class Y shares	1.00%
Class L shares	1.15%
Class A shares	1.40%
Class N shares	1.70%

MassMutual Select Small Cap Core Equity Fund

Expense Cap
Class S shares	.95%
Class Y shares	1.00%
Class L shares	1.15%
Class A shares	1.40%
Class N shares	1.70%

MassMutual Select Indexed Equity Fund

Waiver
Class N shares	.20%
Class A shares	.20%
Class L shares	.20%

MassMutual Select Blue Chip Growth Fund

Waiver
Class N shares	.10%
Class A shares	.10%
Class L shares	.10%
Class Y shares	.10%
Class S shares	.10%

MassMutual Select Overseas Fund

Waiver
Class N shares	.10%
Class A shares	.10%
Class L shares	.10%

IN WITNESS WHEREOF, the Trust and the Manager have caused this Agreement to be executed on the 29th day of March, 2006.

MASSACHUSETTS MUTUAL LIFE
INSURANCE COMPANY

By:	/s/ Eric Wietsma
Eric Wietsma, Vice President

MASSMUTUAL SELECT FUNDS on behalf of each of the Funds

By:	/s/ James S. Collins
James S. Collins, CFO and Treasurer